                                                                     EXHIBIT 4.1

                         KENNY S&P EVALUATION SERVICES
                       A DIVISION OF J.J. KENNY CO., INC.
                                  65 BROADWAY
                           NEW YORK, N.Y. 10006-2551
                            TELEPHONE (212) 770-4422
                                FAX 212/797-8681

                                                   July 9, 1997

Frank A. Ciccotto
Vice President


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Unit Investment Trust Division
P.O. Box 9051
Princeton, New Jersey 08543-9051

The Bank of New York
101 Barclay Street
New York, New York 10286


RE: DEFINED ASSET FUNDS--GOVERNMENT SECURITIES INCOME FUND,
     U.S. GOVERNMENT ZERO COUPON BOND SERIES 3 (SEC Reg. Pound33-26716)

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement File No. 33-26716 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   FRANK A. CICCOTTO